Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NEUTRON ENERGY, INC.

Dated August 1, 2008

ARTICLE I

OFFICES

1.             Registered Office.

The registered office of the Corporation shall be the registered office named in the Articles of Incorporation of the Corporation.  The Corporation may change its registered office from time to time as the Board of Directors may designate or in the manner as provided by the Nevada Private Corporations Law.

2.             Other Offices.

The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

1.             Annual Meeting.

The annual meeting of the stockholders shall be held on such date as the Board of Directors shall determine for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.  If the election of Directors is not held on the day designated by the Board of Directors for any annual meeting of the stockholders, or any adjournment hereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient.

2.             Special Meetings.

Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute, at any time by the Board of Directors, Chairman of the Board or the President, or otherwise as provided by the Nevada Private Corporations Law.  In no event, however, shall a special meeting of the stockholders be held on any matter that is the subject of pending litigation to which the Corporation is a party.  Any business to be transacted at a special meeting of stockholders must be confined to the purpose stated in the notice of the stockholders’ meeting and to such additional matter as the chairman of the meeting may rule to be relevant to such purpose.

3.             Place of Meetings.

Annual and special meetings of the stockholders shall be held at the general office of the Corporation, unless otherwise specified in the notice calling any such meeting, or in the event of a waiver of notice of such meeting, in such waiver of notice.  If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (a) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

4.             Notice of Meeting; Adjourned Meeting; Waiver of Notice.

Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Notice may be delivered either personally or by first class, certified or registered mail.  If mailed, notice shall be deemed to be delivered when mailed to the stockholders at his or her address as it appears on the stock transfer books of the Corporation.  Additionally, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given or as provided by the Nevada Private Corporations Law. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.  A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the stockholder or stockholders signing such waiver.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5.             Fixing Date for Determination of Shareholders Record.

In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be.  If the Board has not fixed a record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders, the record date shall be at the close of business on the first day on which notice is given, or if notice is waived, at the close of business on the day before the meeting.  If the Board has not fixed a record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, the record date shall be the time of the day on which the first written consent is served on the Corporation in the manner provided by the Nevada Private Corporations Law.  If the Board has not fixed a record date for determining stockholders for any other purpose, the record date shall be at the close of business on the day before the Board adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting if such adjournment or adjournments do not exceed thirty days in the aggregate; provided, however, that the Board may fix a new record date for the adjourned meeting.

6.             Record of Stockholders.

The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, a complete record of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by the stockholders during the entire time of the meeting for the purposes thereof. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Failure to comply with the requirements of this Section 6, however, shall not affect the validity of any action taken at any such meeting.

7.             Quorum and Manner of Acting.

At any meeting of the stockholders, the presence, in person or by proxy, of the holders of one-third of the outstanding stock entitled to vote shall constitute a quorum.  Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of stockholders leaving less than a quorum.  Except as otherwise provided in the Nevada Private Corporations Law, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote on the subject matter under consideration shall be the act of the stockholders;

provided, however, that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

8.             Voting of Shares of Stock; Proxies.

Unless otherwise required by law, the Articles of Incorporation of the Company or these Bylaws, each stockholder represented at a meeting of stockholder shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder.  A stockholder may vote either in person or by proxy executed in writing or transmitted as permitted by law, including without limitation, electronically, via telegram, internet, interactive voice response system, or other means of transmission of electronic record; provided that such electronic record must forth or be submitted with information from which it can be determined that the electronic record was authorized by the stockholder; and provided further that no such proxy shall be voted or acted upon after six (6) months from the date of its execution unless the proxy provides for a longer period or as permitted pursuant to the Nevada Private Corporations Law as in effect or as may be effect. Any proxy transmitted electronically shall set forth such information from which it can be determined that such electronic transmission was authorized by the stockholder.

9.             Organization.

At each meeting of the stockholders, the Chairman of the Board, or, if he or she is absent therefrom, the Chief Executive Officer, or, if he or she is absent therefrom, another officer of the Corporation chosen as chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation are absent therefrom, a stockholder of record so chosen, shall act as chairman of the meeting and preside thereat.  The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

10.          Order of Business; Notice of Stockholder Proposals; Nomination of Director Candidates.

(a)           At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meetings (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 10.  The chairman of any meeting shall determine the manner of voting and conduct of business at the meeting.

(b)           Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors.  Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10 who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section 10.

(c)           A stockholder must give timely, written notice to the Secretary of the Corporation to nominate directors at an annual meeting pursuant to Section 10 hereof or to propose business to be brought before an annual or special meeting pursuant to clause (iii) of Section 10(a) hereof.  To be timely in the case of an annual meeting, a stockholder’s notice must be received at the principal executive offices of the Corporation not more than one hundred fifty days (150) and not less than one hundred twenty (120) days before the date of the Corporation’s notice of stockholder meeting to shareholders in connection with the Corporation’s previous year’s annual meeting of stockholders.  To be timely in the case of a special meeting or in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, a stockholder’s notice must be received at the principal executive offices of the Corporation no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made.  For purposes of this Section 10, public disclosure shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.  Such stockholder’s notice shall set forth (i) with respect to each matter, if any, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) with respect to each person, if any, whom the stockholder proposes to nominate for election as a director, all information relating to such person (including such person(s) written consent to being named in the proxy statement as a nominee and to serving as a director) that is required under the Securities Exchange Act of 1934, as amended, (iii) the name and address, as they appear on the Corporation’s records, of the stockholder proposing such business or nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, (iv) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, (v) any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee and (vi) whether such stockholder, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the stockholders of the Corporation regarding the matter.  In addition, a stockholder seeing to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.  At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder(s) notice of nomination which pertains to the nominee.

(d)           Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted, and no person shall be nominated to serve as a director, at an annual or special meeting of stockholders, except in accordance with the procedures set forth in this Section 10.  The Chairman of the Board of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting, or that a nomination was not made, in accordance with the procedures prescribed by these Bylaws and, if he shall so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any defective nomination shall be disregarded.  A stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 10.

(e)           This Section 10 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

11.          Election of Directors.

Each stockholder entitled to vote at each election of Directors, shall have the right to vote, in person or by proxy, the number of shares of stock owned by such stockholder.  Stockholders shall not have cumulative voting rights with respect to the election of Directors.  A plurality of votes shall be sufficient for the election of Directors.

12.          Action by Stockholders Without a Meeting.

Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the number of stockholders as are required to pass such action and entitled to vote with respect to the subject matter thereof.

13.          Irregularities.

All informalities and irregularities at any meeting of the stockholders with respect to calls, notices of meeting, the manner of voting, the form of proxies and credentials, and the method of ascertaining those present shall be deemed waived if no objection is made at the meeting.

ARTICLE III

BOARD OF DIRECTORS

1.             General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.             Number; Term of Office and Qualifications.

Subject to the requirements of the Nevada Private Corporations Law and the Articles of Incorporation, the Board of Directors may, from time to time, determine the number of Directors upon the affirmative vote of at least a majority of the Directors in office.  Each Director shall hold office until the next annual meeting of stockholders following his appointment or election and until his or her successor is elected or until his or her death, resignation or removal in the manner hereinafter provided.  Directors do not need to be residents of the State of Nevada or stockholders of the Corporation.

3.             Place of Meeting.

The Board of Directors may hold its meetings at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof.  Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

4.             Annual Meetings.

As soon as practicable after each annual election of Directors and on the same day, the Board of Directors may meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present.  If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board of Directors, or in the event of waiver of notice as specified in the written waiver of notice.

5.             Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.

6.             Special Meetings; Notice.

Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or a majority of the Directors at the time in office.  Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof.  Except as otherwise provided in Section 7 of this Article III, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of electronic transmission or delivered personally or by telephone not later than the day before the day on which such meeting is to be held.  A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Director or Directors signing such waiver. Attendance of a Director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.             Quorum and Manner of Acting.

A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the Nevada Private Corporations Law, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat.  The Directors shall act only as a Board and the individual Directors shall have no power as such.

8.             Organization.

(a)           From its members, the Board of Directors will elect a Chairman of the Board to preside over meetings of the stockholders and of the Board of Directors and with the authority as described in Section 7 of Article IV.  The Board may elect one or more Vice Chairmen.  In the absence of the Chairman of the Board or a Vice Chairman, if any, the Board shall designate any person to preside at such meetings.

(b)           At each meeting of the Board of Directors, the Chairman of the Board, or, if he or she is absent therefrom, a Vice Chairman, or if he or she is absent therefrom, a Director chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat.  A Director whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

9.             Action by Directors Without a Meeting.

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors entitled to vote with respect to the subject matter thereof.

10.          Resignations.

Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11.          Removal of Directors.

Directors may be removed, with or without cause, as provided from time to time by the Nevada Private Corporations Law as then in effect.

12.          Vacancies.

Any vacancy or newly created directorship resulting from any increase in the authorized number of Directors may be filled by a majority of Directors then in office, although less than a quorum, or by a sole remaining Director, and a Director so chosen shall hold office until the next election of Directors of the class of which such Director is a part and until his successor is duly elected and qualified, unless sooner displaced. If at any time, by reason of death, resignation or other cause, the Corporation should have no Directors in office, then an election of Directors may be held in the manner provided by law. When one or more Directors shall resign from the board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office until the next election of Directors of the class of which he is a part, and until his successor is duly elected and qualified.

13.          Compensation.

The Board of Directors may at any time and from time to time by resolution provide that the Directors shall be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.  In addition, the Board of Directors may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board of Directors.  Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.

ARTICLE IV

OFFICERS

1.             Number.

The Corporation shall have the following officers: a President, a Chief Executive Officer, a Treasurer, a Chief Financial Officer and a Secretary.  At the discretion of the Board of Directors, the Corporation may also have additional officers, including but not limited to, Vice Presidents, Executive Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and one or more Assistant Treasurers.  Any two or more offices may be held by the same person.

2.             Election and Term of Office.

The officers of the corporation shall be elected by the Board of Directors.  Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

3.             Agents.

In addition to the officers mentioned in Section 1 of this Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.

4.             Removal.

Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board of Directors.

5.             Resignations.

Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary.  Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.             Vacancies.

A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

7.             Chairman

At the discretion of the Board of Directors, the Chairman of the Board may be either an executive officer of the Corporation (an “Executive Chairman”) or any member of the Board of Directors. The Chairman of the Board shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Board of Directors may delegate such other authority and assign such additional duties to the chairman as it may from time to time determine. If the chairman is an Executive Chairman, He or she shall further be authorized to sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the Corporation, including stock certificates, subject to policies established by the Board of Directors.

8.             President and Chief Executive Officer.

The President and Chief Executive Officer shall be the chief executive officer of the Corporation.  Subject to the direction of the Board of Directors, the President and Chief Executive Officer shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of the chief executive officer or the president and shall perform such other duties as may be assigned from time to time by the Board of Directors.  In the absence, refusal or incapacity of the Chairman, the Chief Executive Officer or the President and shall perform the duties of such office. The Chief Executive Officer or the President may execute contracts, deeds and other instruments on behalf of the Corporation.

9.             Executive Vice President.

The Executive Vice-President shall: (a) carry out the policies and decisions of the President, the Chief Executive Officer and the Board of Directors; (b) supervise and oversee the other vice presidents; and (c) carry out any and all other tasks assigned by the President, Chief Executive Officer and the Board of Directors.  The Executive Vice-President shall, at the request of the Chief Executive Officer, or the President or in his absence or inability or refusal to act, perform the duties of the Chief Executive Officer or the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer or the President. Any Executive Vice-President may execute contracts, deeds and other instruments on behalf of the Corporation.

10.          Vice President.

Each Vice President shall: (a) carry out the policies and decisions of the President, the Chief Executive Officer, Executive Vice-President and the Board of Directors and (b) carry out any and all other tasks assigned by the President, Chief Executive Officer, Executive Vice-President and the Board of Directors.  Any Vice-President may execute contracts, deeds and other instruments on behalf of the Corporation.

11.          Secretary.

The Secretary shall: (a) record all the proceedings of the meetings of the stockholders and the Board of Directors in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, certificates for stock, if certificated, of the Corporation; (e) keep at the Corporation’s registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (f) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent, and upon request, exhibit or cause to be exhibited at all reasonable times to any Director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

12.          Chief Financial Officer; Treasurer.

If required by the Board of Directors, the Chief Financial Officer and/or the Treasurer shall give a bond for the faithful discharge of his, her or their duties in such sum and with such surety or sureties as the Board of Directors shall determine.  The Chief Financial Officer and/or the Treasurer, who may be one or two persons, shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; (c) deposit all such moneys to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chairman of the Board, the Chief Executive Officer or the Board, whenever they, respectively, shall request him, her or them so to do, an account of the financial condition of the Corporation and of all his, her or their transactions as Chief Financial Officer and Treasurer; (h) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board, the Chief Executive Officer or any of the Directors of the Corporation; and (i) cause to be kept correct books of account of all the business and transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made and certify the accounts of the Corporation.  In general, the Chief Financial Officer and the Treasurer shall perform all duties incident to the offices of Chief Financial Officer and Treasurer and such other duties as from time to time may be assigned to him, her or them by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

13.          Assistant Officers.

Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer.

14.          Compensation.

The compensation of the Officers shall be fixed from time to time by the Board of Directors, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.  The salaries of the Officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.  Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

ARTICLE V

COMMITTEES

1.             Executive Committee: How Constituted and Powers.

The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more of the Directors then in office, who shall include the Chairman of the Board, to constitute an Executive Committee, which shall have and may exercise between meetings of the Board of Directors all the delegable powers of the Board of Directors to the extent not expressly prohibited by the Nevada Private Corporations Law or by resolution of the Board of Directors.  The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.  Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the whole Board of Directors.

2.             Executive Committee; Organization.

The Chairman of the Board shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Chairman of the Board or the Secretary, the Committee may appoint a chairman or secretary, as the case may be, of the meeting.

3.             Executive Committee Meetings.

Regular meetings of the Executive Committee may be held without notice on such days and at such places as shall be fixed by resolution adopted by a majority of the Committee and communicated to all its members.  Special meetings of the Committee shall be held whenever called by the Chairman of the Board or a majority of the members thereof then in office.  Notice of each special meeting of the Committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board of Directors. Notice of any such meeting of the Executive Committee, however, need not be given to any member of the Committee if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meetings, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Subject to the provisions of this Article V, the Committee, by resolution adopted by a majority of the whole Committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the board at the next regular meeting thereof after such proceedings have been taken.  All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

4.             Executive Committee; Quorum and Manner of Acting.

A majority of the Executive Committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee.  The members of the Committee shall act only as a committee, and the individual members shall have no power as such.

5.             Other Committees.

The Board of Directors may, by one or more resolutions, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as permitted by the Nevada Private Corporations Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.   A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

6.             Resignations.

Any member of a committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the President or the Secretary.  Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7.             Compensation.

Unless otherwise expressly provided by resolution adopted by the Board of Directors, no member of any committee shall receive any compensation for his or her services as a committee member.  The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member.  In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting.  Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for his or her services to the

Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

ARTICLE VI

MISCELLANEOUS

1.             Execution of Contracts.

Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the President, or any Vice President.  In addition, the Board of Directors may authorize any other officer of officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine.

2.             Attestation.

Any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board, the President, or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

3.             Loans.

Unless the Board of Directors shall otherwise determine, the Chairman of the Board, the Chief Executive Officer or the President, acting together with any one of the following officers, to-wit: any Vice President, the Treasurer or the Secretary, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm or individual and, for such loans and advances, may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or otherwise transfer for security any property owned or held by the Corporation except when authorized by resolution adopted by the Board of Directors.

4.             Checks, Drafts.

All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 5 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

5.             Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.  The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

6.             Proxies in Respect of Stock or Other Securities of Other Corporations.

Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

7.             Fiscal Year.

The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

ARTICLE VII

STOCK

1.             Stock.

(a) The issuance or sale by the Corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board of Directors, except as otherwise may be provided by the Nevada Private Corporations Laws.

(b) The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates,  such certificates shall be in the form authorized by the Board of Directors. In order to certify the number of shares owned in the Corporation, any such certificates shall be signed in the name of the Corporation by the Chairman of the Board, the President, or a Vice President and by the Secretary or an Assistant Secretary.  The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees.  If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue.  All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the Nevada Private Corporations Law.

(c) The Secretary may direct a new certificate or certificates or, if the issuance of uncertificated shares has been duly authorized for the relevant class or series, uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the Secretary may require the owners of such lost, stolen, or destroyed certificate to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates or uncertificated shares.

(d) Shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the Board of Directors. Such consideration shall be paid in such form and in such manner as the directors shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock issued by the Corporation shall be deemed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the Corporation in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the Corporation in such form and the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares pursuant to statute.

2.             Transfer of Stock.

Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate or, if the issuance of uncertificated shares has been duly authorized for the class or series represented by such surrendered certificate, uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

3.             Regulations.

The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.  The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Nevada Private Corporations Law.

ARTICLE IX

SEAL

A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall be in the form of a circle and shall bear the full name of the Corporation and the year and state of incorporation, or words and figures of similar import.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

1.             General.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Nevada Private Corporations Law, as it presently exists or may hereafter be amended (except that if such amendment narrows the ability of a Nevada corporation to provide such indemnity, such amendment shall, unless required by law, have no effect on this Article or the rights and obligations created under this Article) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.             Procedure.

Any indemnification under Section 1 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Section 1.  Such determination shall be made, unless otherwise required by the Nevada Private Corporations Law, (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

3.             Advances for Expenses.

Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation, to the extent permitted by law, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.

4.             Rights Not Exclusive.

The indemnification and advancement of expenses provided by or granted pursuant to, the other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

5.             Insurance.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

6.             Definition of Corporation.

For the purposes of this Article X, references to “the Corporation” include all constituent corporations absorbed in consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

7.             Other Definitions.

For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

8.             Continuation of Rights.

The indemnification and advancement of expenses provided by, or granted pursuant to this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No amendment to or repeal of this Article X shall apply to or have any effect on, the rights of any director, officer, employee or agent under this Article X which rights come into existence by virtue of acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

9.             Contract.

The foregoing provisions of this Article shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing of any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.  The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.

ARTICLE XI

AMENDMENTS

These Bylaws may be repealed, altered or amended by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of Stockholders or by resolution duly adopted by the affirmative vote of not less than a majority of the Directors in office at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed repeal, alteration or amendment be contained in the notice of such special meeting, and new Bylaws may be adopted, at any time only by the Board of Directors.